                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Hartford Life, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed registration statements (i) on Forms S-8 (File Nos. 333-28805 and 333-28807) and
(ii) on Forms S-3 (File Nos. 333-21865 and 333-56283).


                                                         ARTHUR ANDERSEN LLP



Hartford, Connecticut
March 29, 1999